POWER OF ATTORNEY

We, the undersigned Trustees of Fidelity Covington Trust (the Trust) hereby constitute and appoint Thomas C. Bogle, John V. O’Hanlon, Megan C. Johnson and Anthony H. Zacharski, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 relating to proposed reorganizations of Fidelity Commonwealth Trust II: Fidelity International Enhanced Index Fund into Fidelity Enhanced International ETF, Fidelity Large Cap Core Enhanced Index Fund into Fidelity Enhanced Large Cap Core ETF, Fidelity Large Cap Growth Enhanced Index Fund into Fidelity Enhanced Large Cap Growth ETF, Fidelity Large Cap Value Enhanced Index Fund into Fidelity Enhanced Large Cap Value ETF, Fidelity Mid Cap Enhanced Index Fund into Fidelity Enhanced Mid Cap ETF, and Fidelity Small Cap Enhanced Index Fund into Fidelity Enhanced Small Cap ETF, each a series of the Trust, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statement, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission.  We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.  This power of attorney is effective for all documents filed on or after July 1, 2023.

WITNESS our hands on this first day of July 2023.

/s/Thomas P. Bostik	/s/Thomas Kennedy
Thomas P. Bostick	Thomas Kennedy
/s/Dennis J. Dirks	/s/Robert A. Lawrence
Dennis J. Dirks	Robert A. Lawrence
/s/Donald F. Donahue	/s/Oscar Munoz
Donald F. Donahue	Oscar Munoz
/s/Bettina Doulton	/s/David M. Thomas
Bettina Doulton	David M. Thomas
/s/Vicki L. Fuller	/s/Susan Tomasky
Vicki L. Fuller	Susan Tomasky
/s/Patricia L. Kampling	/s/Michael E. Wiley
Patricia L. Kampling	Michael E. Wiley